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  ANWORTH MORTGAGE ASSET CORPORATION DIVIDEND REINVESTMENT AND STOCK PURCHASE
                            PLAN AUTHORIZATION FORM

The undersigned holder(s) of common stock of Anworth Mortgage Asset Corporation ("ANH") or non-stockholder(s) interested in investing in Common Stock of ANH elect to participate in the Dividend Reinvestment and Stock Purchase Plan (the "Plan"). The undersigned hereby authorizes Continental Stock Transfer & Trust Company ("Plan Agent") to reinvest dividends and distributions paid by ANH on its common stock now or hereafter registered in the name(s) of the undersigned, for the number of shares set forth below, and to make cash purchases in common stock of ANH with funds received from the undersigned. This authorization shall remain in effect until termination by the undersigned holder(s) by written notice to the Plan Agent.

The foregoing authorization is subject, in all respects, to the terms and conditions of participation in the Plan set forth in the Prospectus relating to the Plan, which the undersigned has received and read.

Please sign exactly as your shares are registered or if an initial cash purchase by a non-stockholder, as you would like the shares registered. All persons whose names appear on the stock certificates must sign.

Please indicate your
participation below:

                             ___________________________
                             Please Print Name(s) as
 [_] Full dividend           Shown on Stock Certificate
reinvestment on all shares.


                             ___________________________
 [_] Partial dividend        Stockholder Signature
reinvestment on
common shares only.

                             ___________________________
                             Joint Stockholder
 [_] Cash purchases only.    Signature


____________________________ ___________________________
Please Print Your Address    Date        Social Security
                             or Tax Identification number

____________________________
Please Print Your Phone
Number

If your shares are held in the name of a broker or nominee, you must make appropriate arrangements with them to participate in the Plan. Please see instructions in the Prospectus.

                    Please detach and tape before mailing.